Consensus Cloud Solutions, Inc.
Provides Fourth Quarter and Full Year 2023 Results
(Preliminary and Unaudited)
Releases Q1 and Full Year 2024 Guidance

LOS ANGELES -- Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) today reported preliminary financial results for the fourth quarter and year ended December 31, 2023.

“I am pleased with the free cash flow generation in Q4 and full fiscal year 2023. While there have been challenges in growing the revenue, the focus on cost containment, cash generation and debt paydown are bearing fruit. As we look to 2024, we are eliminating inefficient marketing spend and being judicious with our capital investments to continue to generate strong free cash flows that can be deployed for debt retirement, stock repurchases and acquisitions” said Scott Turicchi, CEO of Consensus.

FOURTH QUARTER 2023 HIGHLIGHTS (UNAUDITED)

Q4 2023 revenues decreased 2.7% to $87.8 million compared to $90.2 million for Q4 2022. The decrease was primarily due to a decline of $4.1 million or 9.6% in our Small office home office (“SoHo”) revenues, partially offset by an increase of $1.6 million or 3.3% in our Corporate business.

GAAP net income (1) of $16.8 million in Q4 2023 is consistent with $16.9 million in Q4 2022.

GAAP net income per diluted share (1) increased to $0.87 or 2.4% in Q4 2023 compared to $0.85 for Q4 2022.

Adjusted EBITDA (3)(4) for Q4 2023 of $47.2 million declined compared to $49.0 million in Q4 2022, primarily due to a decline in revenues. Q4 2023 Adjusted EBITDA margin (3) of 53.8% is in-line with our forecasted range of 50% - 55%.

Adjusted non-GAAP net income (1)(2) in Q4 2023 decreased to $21.3 million from $22.6 million in Q4 2022.

Adjusted non-GAAP earnings per diluted share (1)(2)(3) for the quarter decreased to $1.11 or 1.8%, compared to $1.13 for Q4 2022, primarily due to the decline in revenues, partially offset by a lower share count as a result of share repurchases.

Consensus ended the quarter with $88.7 million in cash and cash equivalents after notable cash outlays of $57.7 million in debt repurchases, $9.8 million in repurchases of common stock and $7.7 million of capital expenditures during the fourth quarter.

Key financial results from operations for Q4 2023 versus Q4 2022 are set forth in the following table. Reconciliations of non-GAAP measures to comparable GAAP financial measures accompany this press release.

(Unaudited, in thousands except per share amounts and percentages)			Favorable /(Unfavorable)
	Q4 2023	Q4 2022	Change
Revenues	$87,754	$90,232	(2.7)%
GAAP net income (1)	$16,771	$16,903	(0.8)%
GAAP income per diluted share (1)	$0.87	$0.85	2.4%
Adjusted non-GAAP net income (1)(2)	$21,346	$22,618	(5.6)%
Adjusted non-GAAP earnings per diluted share (1)(2)(3)	$1.11	$1.13	(1.8)%
Adjusted EBITDA (3)(4)	$47,189	$49,012	(3.7)%
Adjusted EBITDA margin (3)	53.8%	54.3%	(0.5) pts

FULL YEAR 2023 HIGHLIGHTS (UNAUDITED)

2023 revenues remained consistent year-over-year, with $362.6 million compared to $362.4 million for 2022. Our revenues included an increase of $7.4 million or 3.9% in our Corporate business, partially offset by a decline of $7.3 million or 4.3% in our SoHo revenues.

GAAP net income (1) increased to $77.3 million in 2023 compared to $72.7 million for 2022. The increase is primarily due to a reduction in non-income related sales taxes, a gain on debt extinguishment in connection with our debt repurchase program and interest income earned on our money market investments, partially offset by an increase in personnel-related expenses.

GAAP net income per diluted share (1) increased to $3.94 or 8.2% in 2023 compared to $3.64 for 2022. The increase is related to the items discussed above and a lower share count as a result of share repurchases.

Adjusted EBITDA (3)(4) for 2023 of $186.6 million declined compared to $196.7 million in 2022. The decrease is primarily due to higher personnel-related expenses. Adjusted EBITDA margin (3) for 2023 of 51.5% is in-line with our forecasted range of 50% - 55%.

Adjusted non-GAAP net income (1)(2) in 2023 decreased to $99.8 million from $106.6 million in 2022.

Adjusted non-GAAP earnings per diluted share (1)(2)(3) for the year decreased to $5.09, or 4.5%, compared to $5.33 for 2022. The decrease is primarily due to higher personnel-related expenses, partially offset by a lower share count as a result of share repurchases.

Consensus ended the year with $88.7 million in cash and cash equivalents after notable cash outlays of $57.7 million in debt repurchases, $36.5 million of capital expenditures and $23.5 million in repurchases of common stock in 2023.

Key financial results from operations for 2023 versus 2022 are set forth in the following table. Reconciliations of non-GAAP measures to comparable GAAP financial measures accompany this press release.

(Unaudited, in thousands except per share amounts and percentages)			Favorable /(Unfavorable)
	2023	2022	Change
Revenues	$362,562	$362,422	—%
GAAP net income (1)	$77,295	$72,714	6.3%
GAAP income per diluted share (1)	$3.94	$3.64	8.2%
Adjusted non-GAAP net income (1)(2)	$99,793	$106,569	(6.4)%
Adjusted non-GAAP earnings per diluted share (1)(2)(3)	$5.09	$5.33	(4.5)%
Adjusted EBITDA (3)(4)	$186,594	$196,682	(5.1)%
Adjusted EBITDA margin (3)	51.5%	54.3%	(2.8) pts

Notes:

(1)
The estimated GAAP effective tax rates were 29.5% for Q4 2023 and 22.6% for Q4 2022. The estimated non-GAAP effective tax rates were 21.8% for Q4 2023 and 18.6% for Q4 2022. The estimated GAAP effective tax rates were 25.1% for 2023 and 26.5% for 2022. The estimated non-GAAP effective tax rates were 19.7% for 2023 and 20.3% for 2022.

(2)
Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share exclude certain non-GAAP items, which are presented on an after-tax basis, as defined in the accompanying reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Such exclusions totaled $0.24 and $0.28 per diluted share for the three months ended December 31, 2023 and 2022, respectively. For the year ended December 31, 2023 and 2022, such exclusions totaled $1.15 and $1.69 per diluted share, respectively. Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share are not meant as a substitute for GAAP, but are presented solely for informational purposes.

(3)
Adjusted EBITDA is defined as earnings before interest expense; interest income; other (income) expense, net; income tax expense; depreciation and amortization; and other items used to reconcile GAAP income per diluted share to Adjusted non-GAAP earnings per diluted share, as presented in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenues. Adjusted EBITDA amounts and Adjusted EBITDA margin are not meant as a substitute for GAAP, but are presented solely for informational purposes.

(4)	See Net Income to Adjusted EBITDA Reconciliation for the components of Consensus Adjusted EBITDA.

FY 2024 GUIDANCE (i)

The following table presents ranges for the Company’s 2024 guidance (in millions, except per share amounts):

	Low	Midpoint	High
Revenue	$338	$345	$353
Adjusted EBITDA	$182	$188	$194
Adjusted non-GAAP earnings per diluted share (ii)	$5.08	$5.20	$5.31

Q1 2024 GUIDANCE (i)

The following table presents ranges for the Company’s Q1 2024 guidance (in millions, except per share amounts):

	Low	Midpoint	High
Revenue	$85	$87	$89
Adjusted EBITDA	$45	$46	$48
Adjusted non-GAAP earnings per diluted share (ii)	$1.27	$1.30	$1.33

Notes:

(i)
Full year and quarterly guidance is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measures is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of these measures without unreasonable effort.

(ii)
Annual and quarterly guidance for Adjusted non-GAAP earnings per diluted share excludes share-based compensation, amortization of acquired intangibles and certain gains or costs related to non-routine and other matters that are nonrecurring, in each case net of tax. The non-GAAP effective tax rate for 2024 and Q1 2024 is expected to be between 20.5% and 22.5%.

Financial Results are Preliminary

The Company is currently finalizing its financial closing process for the year ended December 31, 2023 and the Company’s audited financial results as of and for the year ended December 31, 2023 are not yet available. The unaudited, preliminary consolidated financial data presented above as of December 31, 2023 reflects the Company’s preliminary estimates based on information available as of the date of this release and is subject to change. Accordingly, you should not place undue reliance upon these preliminary estimates. The unaudited, preliminary financial data included in this press release has been prepared by, and is the responsibility of, the Company’s management. The Company’s auditor has not audited, reviewed, compiled or applied agreed-upon procedures with respect to such preliminary financial data. Accordingly, the Company’s auditor does not express an opinion or any other form of assurance with respect thereto. Upon completion of its financial closing procedures, the Company’s audited financial results may differ materially from its preliminary estimates.

About Consensus Cloud Solutions

Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) is one of the world’s largest digital fax providers and a trusted global source for the transformation, enhancement and secure exchange of digital information. We leverage our 25-year history of success by providing advanced data transformation solutions for regulated industries such as healthcare, finance, insurance, real estate and manufacturing, as well as technology for state and the federal government. Our solutions consist of: cloud faxing; digital signature; intelligent data extraction using natural language processing and artificial intelligence; robotic process automation; interoperability; workflow enhancement, and a powerful connectivity and integration engine for healthcare providers. Our solutions can be combined with managed services for optimal outcomes. For more information about Consensus, visit consensus.com and follow @ConsensusCS on X, formerly Twitter, to learn more.

Contact:

Laura Hinson
Consensus Cloud Solutions, Inc
844-211-1711
investor@consensus.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine and the Middle East); and the numerous other factors set forth in Consensus’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Consensus, refer to the 2022 Annual Report on Form 10-K filed by Consensus on March 31, 2023, and the other reports filed by Consensus from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release are subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this Release.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$88,715	$94,164
Accounts receivable, net of allowances of $6,271 and $4,681, respectively	26,342	28,029
Prepaid expenses and other current assets	10,191	14,335
Total current assets	125,248	136,528
Property and equipment, net	81,196	54,958
Operating lease right-of-use assets	6,766	7,875
Intangibles, net	44,990	49,156
Goodwill	348,822	346,585
Deferred income taxes	34,869	35,981
Other assets	5,364	2,816
TOTAL ASSETS	$647,255	$633,899

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$36,430	$41,246
Income taxes payable, current	2,224	2,548
Deferred revenue, current	22,041	24,579
Operating lease liabilities, current	2,038	2,793
Current portion of long-term debt	8,575	—
Due to Former Parent	76	156
Total current liabilities	71,384	71,322
Long-term debt, net of current portion	725,405	793,865
Deferred revenue, noncurrent	2,270	2,319
Operating lease liabilities, noncurrent	13,212	13,877
Liability for uncertain tax positions	9,740	6,725
Deferred income taxes	1,098	728
Other long-term liabilities	268	324
TOTAL LIABILITIES	823,377	889,160
Commitments and contingencies
Common stock, $0.01 par value. Authorized 120,000,000; total issued is 20,273,686 and 20,105,545 shares and total outstanding is 19,245,024 and 19,916,431 shares as of December 31, 2023 and December 31, 2022, respectively	203	201
Treasury stock, at cost (1,028,662 and 189,114 shares as of December 31, 2023 and December 31, 2022, respectively)	(31,282)	(7,596)
Additional paid-in capital	41,247	21,650
Accumulated deficit	(173,113)	(250,408)
Accumulated other comprehensive loss	(13,177)	(19,108)
TOTAL STOCKHOLDERS’ DEFICIT	(176,122)	(255,261)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$647,255	$633,899

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2023 AND 2022
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$87,754	$90,232	$362,562	$362,422

Cost of revenues	16,713	15,840	68,319	61,951
Gross profit	71,041	74,392	294,243	300,471
Operating expenses:
Sales and marketing	15,365	15,563	65,084	64,413
Research, development and engineering	2,381	1,705	7,727	10,018
General and administrative	17,821	17,098	74,203	74,122
Total operating expenses	35,567	34,366	147,014	148,553
Income from operations	35,474	40,026	147,229	151,918
Interest expense	(7,369)	(11,850)	(45,367)	(51,423)
Interest income	1,531	—	3,715	—
Other expense, net	(5,858)	(6,324)	(2,413)	(1,582)
Income before income taxes	23,778	21,852	103,164	98,913
Income tax expense	7,007	4,949	25,869	26,199
Net income	$16,771	$16,903	$77,295	$72,714

Net income per common share
Basic	$0.87	$0.85	$3.94	$3.65
Diluted	$0.87	$0.85	$3.94	$3.64

Weighted average shares outstanding:
Basic	19,206,993	19,814,405	19,582,460	19,863,286
Diluted	19,215,638	19,939,806	19,602,110	19,953,785

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2023 AND 2022
(UNAUDITED, IN THOUSANDS)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$77,295	$72,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,421	15,302
Amortization of financing costs and discounts	2,048	1,889
Non-cash operating lease costs	1,652	1,332
Share-based compensation	18,163	20,055
Provision for doubtful accounts	5,897	1,157
Deferred income taxes	2,428	(1,653)
Gain on extinguishment of debt	(4,795)	—
Other	32	—
Decrease (increase) in:
Accounts receivable	(4,159)	(2,908)
Prepaid expenses and other current assets	4,088	(9,489)
Other assets	1,452	(1,944)
Increase (decrease) in:
Accounts payable and accrued expenses	(5,542)	(940)
Income taxes payable	(231)	(2,797)
Deferred revenue	(2,547)	(2,203)
Operating lease liabilities	(2,044)	(1,677)
Liability for uncertain tax positions	3,015	1,930
Other long-term liabilities	(60)	(7,619)
Net cash provided by operating activities	114,113	83,149
Cash flows from investing activities:
Purchases of property and equipment	(36,461)	(30,045)
Acquisition of businesses, net of cash received	—	(12,230)
Purchases of investments	(4,000)	—
Purchases of intangible assets	—	(1,000)
Net cash used in investing activities	(40,461)	(43,275)
Cash flows from financing activities:
Debt issuance cost	—	(232)
Proceeds from the issuance of common stock under employee stock purchase plan	1,385	1,284
Repurchase of common stock	(23,483)	(7,596)
Taxes paid related to net share settlement	(1,887)	(4,079)
Repurchase of debt	(57,672)	—
Net cash used in financing activities	(81,657)	(10,623)
Effect of exchange rate changes on cash and cash equivalents	2,556	(1,865)
Net change in cash and cash equivalents	(5,449)	27,386
Cash and cash equivalents at beginning of year	94,164	66,778
Cash and cash equivalents at end of year	$88,715	$94,164

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The following tables sets forth the reconciliation of net income to Adjusted non-GAAP net income for the three months and years ended December 31, 2023 and 2022 with adjustments presented on an after-tax basis:

	Three Months Ended December 31,
	2023	Per Diluted Share	2022	Per Diluted Share
Net income	$16,771	$0.87	$16,903	$0.85
Plus:
Share based compensation (1)	3,910	0.20	4,690	0.24
Amortization (2)	699	0.04	677	0.03
Spin-off related costs (3)	—	—	58	—
Non-income related sales tax (4)	(653)	(0.03)	21	—
Acquisition related integration costs (5)	—	—	2	—
Professional fees (6)	2,064	0.11	—	—
Intra-entity transfer (7)	1,025	0.05	267	0.01
Debt extinguishment gain (8)	(3,583)	(0.19)	—	—
Other (9)	1,113	0.06	—	—
Adjusted non-GAAP net income	$21,346	$1.11	$22,618	$1.13

	Year Ended December 31,
	2023	Per Diluted Share	2022	Per Diluted Share
Net income	$77,295	$3.94	$72,714	$3.64
Plus:
Share based compensation (1)	15,879	0.81	18,484	0.93
Amortization (2)	2,949	0.15	3,425	0.17
Spin-off related costs (3)	21	—	1,187	0.06
Non-income related sales tax (4)	(743)	(0.04)	6,359	0.32
Acquisition related integration costs (5)	51	—	474	0.02
Professional fees (6)	2,537	0.13	43	—
Intra-entity transfer (7)	4,134	0.21	3,883	0.19
Debt extinguishment gain (8)	(3,583)	(0.18)	—	—
Other (9)	1,253	0.07	—	—
Adjusted non-GAAP net income	$99,793	$5.09	$106,569	$5.33

Non-GAAP Financial Measures

To supplement its unaudited consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share-based compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Amortization. The Company excludes amortization of acquired intangible assets because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Spin-off related costs. The Company excludes certain expenses associated with the spin-off from Ziff Davis, Inc. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers.

(4) Non-income related sales tax. The Company has excluded certain non-income related sales taxes because this expense is related to our historical sales tax exposure in applicable states that have started to tax Software as a Service (“SaaS”) in recent years. As a result, the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business.

(5) Acquisition related integration costs. The Company excludes certain acquisition and related integration costs such as severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(6) Professional fees. The Company excludes certain costs associated with professional fees because these costs are non-routine in nature. The Company believes that the Non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

(7) Intra-entity transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years. The Company believes that the non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

(8) Debt extinguishment gain. The Company excludes certain gains associated with the retirement of our debt. The Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(9) Other. The Company excludes certain costs related to non-routine and other matters. The Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$16,771	$16,903	$77,295	$72,714
Plus:
Interest expense	7,369	11,850	45,367	51,423
Interest income	(1,531)	—	(3,715)	—
Other expense, net	5,858	6,324	2,413	1,582
Income tax expense	7,007	4,949	25,869	26,199
Depreciation and amortization	4,368	3,943	17,421	15,302
EBITDA:
Plus:
Share-based compensation	4,606	4,973	18,163	20,055
Spin-off related costs	—	70	28	1,582
Non-income related sales tax	(866)	—	(731)	7,137
Acquisition related costs	—	—	69	631
Professional fees	2,922	—	3,396	57
Other	685	—	1,019	—
Adjusted EBITDA	$47,189	$49,012	$186,594	$196,682
Adjusted EBITDA as calculated above represents earnings before interest expense, interest income, other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) spin-off related costs, (3) non-income related sales tax, (4) acquisition related costs, (5) professional fees and (6) other costs related to non-routine and other matters. The Company discloses Adjusted EBITDA as a supplemental non-GAAP financial performance measure as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, the Company believes that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$2,034	$(6,123)	$114,113	$83,149
Less: Purchases of property and equipment	(7,736)	(8,985)	(36,461)	(30,045)
Free cash flows	$(5,702)	$(15,108)	$77,652	$53,104

The Company discloses free cash flows as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Key Performance Metrics (Unaudited)

The following table sets forth certain key performance metrics for Consensus for the three months and years ended December 31, 2023 and 2022 (in thousands, except for percentages and Average Revenue per Customer Account):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Corporate revenue	$49,423	$47,835	$199,621	$192,195
Corporate customer accounts (1)	54	52	54	52
Corporate Average Revenue per Customer Account(“ ARPA”) (1)(2)	$305.79	$321.51	$315.51	$331.77
Corporate paid adds (3)	3	4	12	15
Corporate monthly account churn (4)	1.82%	1.50%	1.49%	1.78%

SoHo revenue	$38,328	$42,391	$162,916	$170,199
SoHo customer accounts (1)	831	942	831	942
SoHo ARPA (1)(2)	$15.12	$14.71	$15.31	$14.32
SoHo paid adds (3)	57	82	274	364
SoHo monthly account churn (4)	3.34%	3.82%	3.54%	3.70%
(1) Consensus customers are defined as paying Corporate and SoHo customer accounts.

(2) Represents a monthly ARPA for the quarter or annual period, calculated as follows: Monthly ARPA on a quarterly basis is calculated using our standard convention of dividing revenue for the quarter by the average of the quarter’s beginning and ending customer base and dividing that amount by 3 months. Monthly ARPA on an annual basis is calculated by dividing revenue for the year by the average customer base for the applicable four quarters and dividing that amount by 12 months. We believe ARPA provides investors an understanding of the average monthly revenues we recognize per account associated within Consensus’ customer base. As ARPA varies based on fixed subscription fee and variable usage components, we believe it can serve as a measure by which investors can evaluate trends in the types of services, levels of services and the usage levels of those services across Consensus’ customers.

(3) Paid Adds represents paying new Consensus customer accounts added during the periods presented.

(4) Monthly churn is defined as a Consensus paying customer accounts that cancelled its services during the period divided by the average number customers over the period. This measure is calculated monthly and expressed as an average over the applicable period.